SIXTH AMENDMENT
                                       TO
                          GENERAL AGENT SALES AGREEMENT


         SIXTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of February 15, 2008 by and between AXA EQUITABLE LIFE INSURANCE COMPANY ("AXA Equitable"), formerly known as The Equitable Life Assurance Society of the United States, a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the "General Agent").

         AXA Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them, as previously amended (the "Sales Agreement") by restating Schedule 1 of Exhibit A of the Sales Agreement in its entirety as more particularly set forth on the restated
Schedule I attached hereto to (a) reduce the compensation on scheduled premiums on AXA Equitable's One Year Term Life Insurance from 99% for all issue ages to 10% for issue ages below 80 and to 5% for issue ages 80 and above, (b) clarify the compensation payable on sales of Athena Universal Life and on sales of subsequent Athena Universal Life Series, and (c) provide for the repayment of first year compensation upon the lapse, surrender or reduction in face amount of certain Athena Universal Life Series 148 products.

         Except as modified and amended hereby, the Sales Agreement is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.


AXA EQUITABLE LIFE INSURANCE                   AXA NETWORK, LLC
        COMPANY                                AXA NETWORK OF CONNECTICUT,
                                                      MAINE AND NEW YORK, LLC
By:  _________________________                 AXA NETWORK OF PUERTO RICO, INC.
            Richard Dziadzio                   AXA NETWORK INSURANCE AGENCY
            Executive Vice President and              OF TEXAS, INC.
              Chief Financial Officer
                                               By:  ___________________________
                                                           Andrew McMahon
                                                           Chairman of the Board

                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 1

                        EFFECTIVE AS OF February 15, 2008


        GENERAL AGENT COMPENSATION FOR LIFE INSURANCE SALES AND SERVICING



This Amended and Restated Schedule 1 of Exhibit A is effective as of February 15, 2008 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between AXA Equitable Life Insurance Company and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by AXA Equitable in respect of such policy as more particularly set forth in the following tables:


Compensation on Variable Life Insurance Products other than COLI 04 and VUL (PHI Code: 6550)

        Type of Premium                                            Percentage

        First Policy Year

                 Qualifying First Year Premiums up to Target         99.0%
                 Excess Premiums                                      8.5%

        Renewals                                                     11.0%

Compensation on COLI `04

        Type of Premium                                           Percentage

        First Policy Year

                 Qualifying First Year Premiums up to Target         50.0%
                 Excess Premiums                                      8.5%

        Renewals                                                     11.0%

Exhibit A
Amended and Restated Schedule 1 (cont.)
Effective as of February 15, 2008


Compensation on VUL (PHI Code: 6550)

        Type of Premium                                          Percentage

        First Policy Year

                 Qualifying First Year Premiums up to Target        40.0%
                 Excess Premiums                                     0.0%

        Renewals                                                    11.0%

Compensation on Non-Variable Life Insurance Products

        Type of Premium                                          Percentage

        First Policy Year

                 Scheduled Premiums
                    One Year Term Life (#148-51)                  10% (5% for
                                                                 issue ages 80
                    Other non-variable life insurance products  and above) 99.0%

                 Qualifying First Year Premiums up to Target
                    Athena Universal Life                             90.0%
                    Other Athena Universal Life Series                99.0%
                    Other non-variable life insurance products        99.0%

                 Excess Premiums                                       8.5%

        Renewals - Policy Years 2-5                                    8.0%
        Renewals -Years 6 et seq.
                  All Athena Universal Life Series                     3.0%
                  Equitable Universal Life products                    3.0%
                  Other non-variable life insurance products           8.0%


RECOVERY OF COMPENSATION IN SPECIFIED CIRCUMSTANCES

In the event that an Athena UL--DB Policy with a Cash Value Plus Rider lapses or is surrendered at any time prior to the sixth Policy Year, the General Agent shall, promptly following demand therefore, Exhibit A

Exhibit A
Amended and Restated Schedule 1 (cont.)
Effective as of February 15, 2008


repay to AXA Equitable the following portion of the compensation paid by AXA Equitable to the General Agent on account of the First Year Premium up to
Target:

----------------------------------------------------------------------------------------------------------------------
                          Lapse or            Lapse or           Lapse or            Lapse or           Lapse or
                        Surrender in        Surrender in       Surrender in        Surrender in       Surrender in
                        Policy Year 1      Policy Year 2       Policy Year 3      Policy Year 4       Policy Year 5
----------------------------------------------------------------------------------------------------------------------
   Percentage of
 Compensation Paid
   on First Year             70%                56%                 42%                28%                 14%
      Premium
    Up to Target
----------------------------------------------------------------------------------------------------------------------

         In the event that an Athena UL--ESLI Policy lapses or is surrendered at any time prior to the sixth Policy Year, the General Agent shall, promptly following demand therefore, repay to AXA Equitable the following portion of the compensation paid by AXA Equitable to the General Agent on account of the First
Year Premium up to Target:

----------------------------------------------------------------------------------------------------------------------
                          Lapse or            Lapse or           Lapse or            Lapse or           Lapse or
                        Surrender in        Surrender in       Surrender in        Surrender in       Surrender in
                        Policy Year 1      Policy Year 2       Policy Year 3      Policy Year 4       Policy Year 5
----------------------------------------------------------------------------------------------------------------------
   Percentage of
 Compensation Paid
   on First Year            42.5%               34%                25.5%               17%                8.5%
      Premium
    Up to Target
----------------------------------------------------------------------------------------------------------------------


         In the event that the face amount of an Athena UL--ESLI policy is reduced at any time prior to the sixth Policy Year, the General Agent shall, promptly following demand therefore, repay to AXA Equitable an amount equal to
(a) the portion of the compensation payable by the General Agent to AXA Equitable to on account of the First Year Premium up to Target as provided above in cases of lapse or surrender multiplied by (b) the percentage of such reduction in the face amount as compared to the initial face amount at issue of the policy.

         AXA Equitable may offset any amounts due and payable hereunder on account of the lapse, surrender or reduction of the face amount of an Athena UL--DB policy with a Cash Value Plus Rider or an Athena UL--ESLI policy against any sums due and payable by AXA Equitable to the General Agent pursuant to this General Agent Sales Agreement.